SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): May 20, 2016 (May 18, 2016)

Akorn, Inc.

(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300

Lake Forest, Illinois 60045

(Address of principal executive offices)

(847) 279-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

 Item 7.01   Regulation FD Disclosure.

Akorn, Inc. (the “Company”) received a letter from The NASDAQ Stock Market LLC dated May 18, 2016, notifying the Company that the Company has regained compliance with Nasdaq Listing Rule 5250(c)(1) regarding filing periodic financial reports. It remains the Company’s goal to satisfy rule 5620 proxy solicitation and annual meeting requirements by the July 5, 2016 deadline set by the Listing Qualifications Panel of The Nasdaq Stock Market. Today, the Company filed with the Securities and Exchange Commission its Definitive Proxy Statement for its 2016 Annual Meeting of Shareholders and, as previously announced, the Company plans to hold its 2016 Annual Meeting of Shareholders on July 1, 2016.

The information in this Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing. This information will not be deemed an admission as to the materiality of such information that is being disclosed solely pursuant to Regulation FD.

This filing includes statements that may constitute "forward looking statements", including the expected timing of our annual meeting and timing of regaining compliance with NASDAQ listing requirements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Factors that could cause or contribute to such differences include, but are not limited to risks and uncertainties outlined in Akorn's periodic public filings with the SEC and in other written or oral investor communications.  Except as expressly required by law, Akorn disclaims any intent or obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

By:	/s/ Duane A. Portwood
Duane A. Portwood
Chief Financial Officer

Date: May 20, 2016